Exhibit 99.1

PHILLIPS-VAN HEUSEN CORPORATION

200 MADISON AVENUE

NEW YORK, N.Y. 10016

FOR IMMEDIATE RELEASE:

May 25, 2005

Contact:

Emanuel Chirico

Executive Vice President & Chief Financial Officer

(212) 381-3503

www.pvh.com

PHILLIPS-VAN HEUSEN CORPORATION REPORTS

2005 FIRST QUARTER RESULTS

•

FIRST QUARTER EPS EXCEEDS GUIDANCE AND

CONSENSUS ESTIMATE

•

SIGNIFICANT FIRST QUARTER EPS INCREASE

•

FULL YEAR EPS GUIDANCE RAISED

Phillips-Van Heusen Corporation reported first quarter 2005 net income of $25.0 million, or $0.46 per share, which was $0.03 ahead of the First Call consensus estimate. First quarter 2005 earnings per share increased over 150% compared with 2004 first quarter earnings per share of $0.18, exclusive of restructuring and other items. First quarter 2004 GAAP net income, inclusive of restructuring and other items, was $1.6 million and, after deducting preferred stock dividends resulted in a net loss of $0.12 per share.

The improvement in first quarter net income was due principally to sharp revenue increases in the Company's wholesale dress shirt and sportswear businesses.  The quarter benefited from sales of the new dress shirt lines with BCBG, Michael Kors, Sean John and Chaps introduced in the second half of last year along with strong core dress shirt performance.  The distribution of the men’s Calvin Klein sportswear collection, which was introduced for Fall 2004 selling, had its first Spring shipments in the first quarter and has performed very well.  Additionally, both our Izod and Arrow sportswear brands have exceeded expectations.

Overall, total revenues in the first quarter increased 25% to $472.1 million from $378.2 million in the prior year.  As noted, key drivers were wholesale dress shirt and sportswear increases, particularly the new dress shirt lines and Calvin Klein men's sportswear.  In addition, an 8% growth in Calvin Klein licensing revenues as well as the continued rollout of a limited number of Calvin Klein outlet stores contributed to the increase.

From a balance sheet perspective, inventories at the end of the current year's first quarter were on plan, with a 21% increase over last year's levels.  This increase supports the additional volume relating to the Calvin Klein sportswear business and planned growth in the dress shirt and other sportswear businesses for the second quarter.

Commenting on these results, Bruce J. Klatsky, Chairman and Chief Executive Officer, noted, "We are extremely pleased that the strong growth and momentum from 2004 continued into the first quarter of this year.  The significant revenue and earnings growth exhibited by our wholesale dress shirt and sportswear businesses enabled us to exceed our previous earnings guidance and to more than double the prior year's first quarter earnings.  We are also pleased with the continued growth of our Calvin Klein Licensing business stemming from existing licensees, as well as growth initiatives we have undertaken to expand the breadth and reach of Calvin Klein product offerings.  The increased revenue from the Calvin Klein Licensing business enabled us to increase advertising expenditures for the Calvin Klein brand, which should benefit that brand into the future."

Mr. Klatsky continued, "Our focus remains on maximizing the growth opportunities for Calvin Klein and our wholesale dress shirt and sportswear businesses.  Our Calvin Klein better men's sportswear line continues to perform well.  Our new dress shirt licensing agreements with BCBG, Michael Kors, Chaps and Sean John also contributed to our revenue and earnings increases.  The performance of the Arrow brand continues to exceed our expectations and we are pleased that we will be significantly increasing our marketing spending in the second half of the year, investing in the brand in order to further its growth opportunities."

Mr. Klatsky concluded, "Recognizing our performance in the first quarter and what we see as the tone of our business through May, we are projecting second quarter earnings per share of $0.38 to $0.39 or an increase of 36% to 39% over the prior year’s earnings per share exclusive of restructuring and other items, with corresponding revenues of $420 to $425 million, or an increase of 12% to13% over the prior year.  Reflecting the actual results of our first quarter and our second quarter projections, we are raising our 2005 earnings per share guidance to a range of $1.68 to $1.73, or an increase of 23% to 26% over the prior year’s earnings per share exclusive of restructuring and other items, with corresponding revenues of $1.80 billion to $1.82 billion, which represents a revenue increase of 10% to 11% over 2004.  Our 2005 guidance continues to be based on a conservative view of the second half of the year and we have not raised, at this time, our earnings estimates for the third and fourth quarters.  If the current trends in our business were to continue, we would expect to exceed these second half estimates.  We remain very pleased with our execution across all segments of our business and with the prospects for the new Calvin Klein businesses which will fuel growth in 2005 and beyond.  Looking beyond this year, we continue to be comfortable in our ability to grow earnings at 15-20% per year."

The Company webcasts its conference calls to review its earnings releases.  The Company's conference call to review its first quarter earnings release is scheduled for Wednesday, May 25, 2005 at 11:00 a.m. EST.  Please log on either to our web site at www.pvh.com and go to the News Release page or to CCBN's website at www.companyboardroom.com to listen to the live webcast of the conference call.  The webcast will be available for replay for one year after it is held, commencing approximately two hours after the live broadcast ends.  Please log on to www.pvh.com or www.companyboardroom.com as described above to listen to the replay.  In addition, an audio replay of the conference call is available for 48 hours starting one hour after it is held.  The replay of the conference call can be accessed by calling 1-888-203-1112 and using passcode #2226749.  The conference call and webcast consist of copyrighted material.  They may not be re-recorded, reproduced, retransmitted, rebroadcast or otherwise used without the Company's express written permission.  Your participation represents your consent to these terms and conditions, which are governed by New York law.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Forward-looking statements in this press release and made during the conference call / webcast, including, without limitation, statements relating to the Company's future revenues and earnings, plans, strategies, objectives, expectations and intentions, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Investors are cautioned that such forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy, and some of which might not be anticipated, including, without limitation, the following: (i) the Company's plans, strategies, objectives, expectations and intentions are subject to change at any time at the discretion of the Company; (ii) the levels of sales of the Company's apparel and footwear products, both to its wholesale customers and in its retail stores, and the levels of sales of the Company's licensees at wholesale and retail, and the extent of discounts and promotional pricing in which the Company and its licensees are required to engage, all of which can be affected by weather conditions, changes in the economy, fuel prices, reductions in travel, fashion trends, consolidations, repositionings and bankruptcies in the retail industries, repositionings of brands by the Company's licensors and other factors;  (iii) the Company's plans and results of operations will be affected by the Company's ability to manage its growth and inventory, including the Company's ability to realize revenue growth from developing and growing Calvin Klein; (iv) the Company's operations and results could be affected by quota restrictions (which, among other things, could limit the Company's ability to produce products in cost-effective countries that have the labor and technical expertise needed), the availability and cost of raw materials (particularly petroleum-based synthetic fabrics, which are currently in high demand), the Company's ability to adjust timely to changes in trade regulations and the migration and development of manufacturers (which can affect where the Company's products can best be produced), and civil conflict, war or terrorist acts, the threat of any of the foregoing or political and labor instability in the United States or any of the countries where the Company's products are or are planned to be produced; (v) disease epidemics and health related concerns, which could result in closed factories, reduced workforces, scarcity of raw materials and scrutiny or embargoing of goods produced in infected areas; (vi) acquisitions and issues arising with acquisitions and proposed transactions, including without limitation, the ability to integrate an acquired entity into the Company with no substantial adverse affect on the acquired entity's or the Company's existing operations, employee relationships, vendor relationships, customer relationships or financial performance; (vii) the failure of the Company's licensees to market successfully licensed products or to preserve the value of the Company's brands, or their misuse of the Company's brands and (viii) other risks and uncertainties indicated from time to time in the Company's filings with the Securities and Exchange Commission.

This press release includes, and the conference call/webcast will include, certain non-GAAP financial measures, as defined under SEC rules.  A reconciliation of these measures is included in the financial information later in this release, as well as in the Company's Current Reports on Form 8-K furnished to the SEC in connection with its earnings releases.

The Company does not undertake any obligation to update publicly any forward-looking statement, including, without limitation, any estimate regarding revenues or earnings, whether as a result of the receipt of new information, future events or otherwise.

PHILLIPS-VAN HEUSEN CORPORATION

Consolidated Income Statements

(In thousands, except per share data)

		Quarter Ended
		5/2/04
				Results
				Excluding
	Quarter Ended	Results Under	Restructuring and Other	Restructuring and Other
	5/1/05	GAAP	Items(1)	Items(1)

Net sales	$423,115	$336,578		$336,578
Royalty and other revenues	48,994	41,660		41,660
Total revenues	$472,109	$378,238		$378,238

Gross profit on net sales	$160,400	$128,626		$128,626
Gross profit on royalty and other revenues	48,994	41,660		41,660
Total gross profit	209,394	170,286		170,286

Selling, general and
administrative expenses	161,765	149,992	$ 5,271	144,721

Earnings before interest and taxes	47,629	20,294	(5,271)	25,565

Interest expense, net	7,978	17,843	9,374	8,469

Pre-tax income	39,651	2,451	(14,645)	17,096

Income tax expense	14,671	858	(5,126)	5,984

Net income	24,980	1,593	(9,519)	11,112

Preferred stock dividends	5,281	5,281		5,281

Net income (loss) available to
common stockholders	$ 19,699	$ (3,688)	$ (9,519)	$ 5,831

Basic net income (loss) per
common share(2)	$ 0.60	$ (0.12)		$ 0.19

Diluted net income (loss) per
common share(2)	$ 0.46	$ (0.12)		$ 0.18

(1) Restructuring and other items for the quarter ended May 2, 2004 include (a) licensing the Bass brand for wholesale distribution of footwear to Brown Shoe Company, exiting the wholesale footwear business and relocating the Company's existing retail footwear operations; (b) closing underperforming retail outlet stores and (c) debt extinguishment costs associated with the Company's debt refinancing in February 2004.

(2) Please see the Notes to Consolidated Income Statements for a reconciliation of basic and diluted net income (loss) per common share.

Notes to Consolidated Income Statements:

1. The Company believes presenting its prior year results excluding restructuring and other items provides useful information to investors because many investors make decisions based on the ongoing operations of an enterprise.  The Company believes that investors often look at ongoing operations as a measure of assessing performance and as a basis for comparing past results against future results.  The Company uses its prior year results excluding restructuring and other items to discuss its business with investment institutions, the Company’s Board of Directors and others.  Such results were also the basis for certain incentive compensation calculations.

2. The Company computed its basic and diluted net income (loss) per common share as follows:

(In thousands, except per share data)

		Quarter Ended
		5/2/04
			Results
			Excluding
	Quarter	Results	Restructuring
	Ended	Under	and Other
	5/1/05	GAAP	Items

Net income	$24,980	$ 1,593	$11,112

Less: Preferred stock dividends	5,281	5,281	5,281

Net income (loss) available to
common stockholders for basic
net income (loss) per common
share	19,699	(3,688)	5,831

Add back preferred stock dividends	5,281

Net income (loss) available to
common stockholders for
diluted net income (loss) per
common share	$24,980	$ (3,688)	$ 5,831

Weighted average common shares
outstanding for basic net income
(loss) per common share	32,978	30,715	30,715

Impact of dilutive stock options	2,033		1,349

Impact of assumed preferred stock
conversion	18,910

Total shares for diluted net income
(loss) per common share	53,921	30,715	32,064

Basic net income (loss) per
common share	$ 0.60	$ (0.12)	$ 0.19

Diluted net income (loss) per
common share	$ 0.46	$ (0.12)	$ 0.18

3. EBITDA is a "non-GAAP financial measure" which represents net income before net interest expense, income taxes, depreciation and amortization. EBITDA is provided because the Company believes it is an important measure of liquidity.  The Company uses EBITDA in connection with certain covenants relating to the Company’s outstanding debt.  You should not construe EBITDA as an alternative to net income as an indicator of the Company’s operating performance, or as an alternative to cash flows from operating activities as a measure of the Company’s liquidity, as determined in accordance with generally accepted accounting principles.  The Company may calculate EBITDA differently than other companies. Net income is reconciled to EBITDA as follows:

		Quarter Ended
		5/2/04
				Results
				Excluding
	Quarter	Results	Restructuring	Restructuring
	Ended	Under	and Other	and Other
	5/1/05	GAAP	Items	Items
($000)
Net income	$24,980	$ 1,593	$(9,519)	$11,112
Plus:
Income tax expense	14,671	858	(5,126)	5,984
Interest expense, net	7,978	17,843	9,374	8,469
Depreciation and amortization	8,592	7,056		7,056
EBITDA	$56,221	$27,350	$ (5,271)	$32,621

PHILLIPS-VAN HEUSEN CORPORATION

Consolidated Balance Sheets

(In thousands)

	May 1,	May 2,
	2005	2004
ASSETS
Current Assets:
Cash and Cash Equivalents	$ 126,884	$ 122,985
Receivables	128,345	114,832
Inventories	234,203	194,026
Other, including deferred taxes of $11,994 and $17,164	22,880	32,394
Total Current Assets	512,312	464,237
Property, Plant and Equipment	153,780	136,416
Goodwill and Other Intangible Assets (1)	882,332	794,409
Other	28,233	26,655
	$1,576,657	$1,421,717

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts Payable and Accrued Expenses	$ 173,632	$ 163,972
Other Liabilities, including deferred taxes of $202,451
and $178,918	338,071	301,448
Long-Term Debt	399,515	399,504
Series B Convertible Redeemable Preferred Stock	264,746	264,746
Stockholders’ Equity	400,693	292,047
	$1,576,657	$1,421,717

(1)

The increase in goodwill and other intangible assets is due principally to the acquisition of the Arrow tradename in December, 2004.

PHILLIPS-VAN HEUSEN CORPORATION

Segment Data

(In thousands)

		Quarter Ended
		5/2/04
				Results
				Excluding
	Quarter Ended	Results Under	Restructuring and Other	Restructuring and Other
	5/1/05	GAAP	Items	Items

Revenues – Apparel and Related
Products
Net sales	$420,469	$333,658		$333,658
Royalty and other revenues	7,231	3,608		3,608
Total	427,700	337,266		337,266

Revenues – Calvin Klein Licensing
Net sales	2,646	2,920		2,920
Royalty and other revenues	41,763	38,052		38,052
Total	44,409	40,972		40,972

Total Revenues
Net Sales	423,115	336,578		336,578
Royalty and other revenues	48,994	41,660		41,660
Total	$472,109	$378,238		$378,238

Operating earnings – Apparel and
Related Products	$ 42,341	$ 15,267	$(5,271)	$ 20,538

Operating earnings– Calvin Klein
Licensing	13,957	13,246		13,246

Corporate expenses	8,669	8,219		8,219

Earnings before interest and taxes	$ 47,629	$ 20,294	$(5,271)	$ 25,565

PHILLIPS-VAN HEUSEN CORPORATION

Reconciliation of 2005 EBITDA Estimate

The Company's 2005 full year EBITDA estimate is $210 - $214 million.  EBITDA is a "non-GAAP financial measure" which represents net income before net interest expense, income taxes, depreciation and amortization.  EBITDA is provided because the Company believes it is an important measure of liquidity.  The Company uses EBITDA in connection with certain covenants relating to the Company’s outstanding debt.  EBITDA should not be construed as an alternative to net income as an indicator of the Company’s operating performance, or as an alternative to cash flows from operating activities as a measure of the Company’s liquidity, as determined in accordance with generally accepted accounting principles.  The Company may calculate EBITDA differently than other companies.  Set forth below is the Company's reconciliation of net income to EBITDA of $212 million which is the midpoint of the range provided.  It is not possible to provide a reconciliation for the entire range without unreasonable effort due to the number of elements which comprise EBITDA, including net income, income taxes, net interest expense, depreciation and amortization, each of which is subject to a range of estimates.

(In $000's)	2005
Estimate

Net income	$ 92,000

Plus:
Income tax expense	54,000
Interest expense, net	30,700
Depreciation and amortization	35,300
EBITDA	$212,000